Exhibit 4(a)
December 3, 2012

Company Order and Officers’ Certificate
1.65% Senior Notes, Series E, due 2017
2.95% Senior Notes, Series F, due 2022

The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Ladies and Gentlemen:

Pursuant to Article Two of the Indenture, dated as of May 1, 2001 (as it may be amended or supplemented, the “Indenture”), from American Electric Power Company, Inc. (the “Company”) to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee (the “Trustee”), and the Board Resolutions dated October 25, 2011, a copy of which, as certified by the Secretary or an Assistant Secretary of the Company, is being delivered herewith under Section 2.01 of the Indenture, and unless otherwise provided in a subsequent Company Order pursuant to Section 2.04 of the Indenture,

1.
The Company’s 1.65% Senior Notes, Series E, due 2017 (the “Series E Notes”) and 2.95% Senior Notes, Series F, due 2022 (the “Series F Notes”) are hereby established.  The Series E Notes and the Series F Notes are collectively referred to herein as the “Notes”.  The Notes shall be in substantially the forms attached hereto as Exhibits 1 and 2.

2.
The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 2.01 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture or in the Notes):

(i)
the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture initially shall be limited to $550,000,000 for the Series E Notes and $300,000,000 for the Series F Notes, except as contemplated in Section 2.01(i) of the Indenture and except that such principal amount may be increased from time to time; all Series E Notes and all Series F Notes need not be issued at the same time and each such series may be reopened at any time, without the consent of any securityholder, for issuance of additional Notes, which Notes will have the same interest rate, maturity and other terms as those initially issued;

	(ii)	the date on which the principal of the Series E Notes shall be payable shall be

December 15, 2017 and the date on which the principal of the Series F Notes shall be payable shall be December 15, 2022;

(iii)
interest shall accrue from the date of authentication of the Notes; the Interest Payment Dates on which such interest will be payable shall be June 15 and December 15, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be the June 1 or December 1 preceding the relevant Interest Payment Date; provided that the first Interest Payment Date shall be June 15, 2013 and interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid;

(iv)	the interest rate at which the Series E Notes shall bear interest shall be 1.65% per annum and the interest rate at which the Series F Notes shall bear interest shall be 2.95% per annum;

(v)
The Notes may be redeemed by the Company at its option, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days’ previous notice given by mail to the registered owners of the Note.   At any time prior to November 15, 2017, the Series E Notes may be redeemed either as a whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Series E Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series E Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus accrued interest thereon to the date of redemption.  At any time on or after November 15, 2017, the Series E Notes may be redeemed in whole or in part at 100% of the principal amount of the Series E Notes being redeemed, plus accrued interest thereon to the date of redemption.  At any time prior to September 15, 2022 the Series F Notes may be redeemed either as a whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Series F Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series F Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus accrued interest thereon to the date of redemption.  At any time on or after September 15, 2022, the Series F Notes may be redeemed in whole or in part at 100% of the principal amount of the Series F Notes being redeemed, plus accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date for the

Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Notes, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m.  Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City selected by the Company and reasonably acceptable to the Trustee.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

(vi)
(a) the Notes shall be issued in the form of Global Notes; (b) the Depositary for such Global Notes shall be The Depository Trust Company; and (c) the procedures with respect to transfer and exchange of Global Notes shall be as set forth in the forms of Note attached hereto;

(vii)	the title of the Series E Notes shall be “1.65% Senior Notes, Series E, due 2017”

and the title of the Series F Notes shall be “2.95% Senior Notes, Series F, due 2022”

(viii)	the forms of the Notes shall be as set forth in Paragraph 1, above;

(ix)	not applicable;

(x)	the Notes shall not be subject to a Periodic Offering;

(xi)	not applicable;

(xii)	not applicable;

(xiii)
the Company will pay the principal of the Notes and any premium and interest payable at redemption, if any, or at maturity in immediately available funds at the office of The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, 8th Floor, New York, NY 10286;

(xiv)	the Notes shall be issuable in denominations of $1,000 and any integral multiple thereof;

(xv)	not applicable;

(xvi)	the Notes shall not be issued as Discount Securities;

(xvii)	not applicable;

(xviii)	not applicable, and

(xix)
(A)  Restrictive Covenants:

Limitation upon Liens of Certain Subsidiaries

For so long as any Notes remain outstanding, the Company will not create or incur or allow any of its subsidiaries to create or incur any pledge or security interest on any of the capital stock of a Public Utility Subsidiary held by the Company or one of its subsidiaries or a Significant Subsidiary.

For purposes of this covenant:

 (i)              Public Utility Subsidiary means, at any particular time, a direct or indirect subsidiary of the Company that, as a substantial part of its business, distributes or transmits electric energy to retail or wholesale customers at rates or tariffs that are regulated by either a state or Federal regulatory authority.

(ii)              Significant Subsidiary means, at any particular time, any direct subsidiary of the Company whose consolidated gross assets or consolidated gross revenues (having regard to the Company’s direct beneficial interest in the shares, or the like, of that subsidiary) represent at least 25% of the Company’s consolidated gross assets or consolidated gross revenues appearing in the most recent audited financial statements of the Company as of the date of determination.

Limitation upon Mergers, Consolidations and Sale of Assets

The provisions of Article Ten of the Indenture shall be applicable to the Notes.

 (B) Waivers:

Waiver of Replacement Capital Covenant

The Notes will not be entitled to benefit in any way from the Replacement Capital Covenant, dated as of March 1, 2008, entered into by the Company in favor of certain holders of the Company’s debt, and subsequently amended by an amendment dated as of February 29, 2012 (as amended, the “Replacement Capital Covenant”). The Notes are not, and will never become, Eligible Debt or Covered Debt (as such terms are defined in the Replacement Capital Covenant), and the holders of the Notes are not, and will never be entitled to become, Covered Debtholders (as defined in the Replacement Capital Covenant).  Any person purchasing or otherwise acquiring a Note or any interest in the Notes will be deemed to have agreed to this waiver of the Replacement Capital Covenant.

3.
You are hereby requested to authenticate $550,000,000 aggregate principal amount of 1.65% Senior Notes, Series E, due 2017 and $300,000,000 aggregate principal amount of 2.95% Senior Notes, Series F, due 2022, executed by the Company and delivered to you concurrently with this Company Order and Officers’ Certificate, in the manner provided by the Indenture.

4.	You are hereby requested to hold the Notes as custodian for DTC in accordance with the Blanket Issuer Letter of Representations dated May 16, 2003, from the Company to DTC.

5.	Concurrently with this Company Order and Officers’ Certificate, an Opinion of Counsel under Sections 2.04 and 13.06 of the Indenture is being delivered to you.

6.	The undersigned Charles E. Zebula and Thomas G. Berkemeyer, the Treasurer and Assistant Secretary, respectively, of the Company do hereby certify that:

(i)
we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers’ Certificate, and the definitions in the Indenture relating thereto;

(ii)	we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

(iii)	we have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

(iv)	in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

(v)
on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.

Kindly acknowledge receipt of this Company Order and Officers’ Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Very truly yours,

AMERICAN ELECTRIC POWER COMPANY, INC.

By: /s/ Charles E. Zebula
Charles E. Zebula
Treasurer

And: /s/ Thomas G. Berkemeyer
Thomas G. Berkemeyer
Assistant Secretary

Acknowledged by Trustee:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By: /s/ Richard Tarnas
Authorized Signatory

4(b)  Exhibit 1

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.  Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

No.   R1

AMERICAN ELECTRIC POWER COMPANY, INC.
1.65% Senior Notes, Series E, due 2017

CUSIP:  025537 AF8                                                                                                                                                                           Original Issue Date: December 3, 2012

Stated Maturity:  December 15, 2017                                                                                                                                                    Interest Rate:                      1.65%

Principal Amount:  $550,000,000

Redeemable:                 Yes    ☒         No  ☐
In Whole:                      Yes    ☒         No  ☐
In Part:                          Yes    ☒         No  ☐

AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year, commencing on June 15, 2013, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

If any Interest Payment Date, any redemption date or Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, with the same force and effect as if made on such date.  The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on the Stated Maturity or any redemption date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of May 1, 2001 duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association formed under the laws of the United States, as successor to The Bank of New York, as Trustee (herein referred to as the “Trustee”) (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the “Indenture”), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.  By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.  This Note is one of the series of Notes designated on the face hereof.

This Note may be redeemed by the Company at its option, in whole at any time or in part from time to time, upon not less than thirty but not more than

sixty days’ previous notice given by mail to the registered owners of the Note.   At any time prior to November 15, 2017, this Note may be redeemed either as a whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Note being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Note being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus accrued interest thereon to the date of redemption.  At any time on or after November 15, 2017, this Note may be redeemed in whole or in part at 100% of the principal amount of the Note being redeemed, plus accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date for the Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Notes, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m.  Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

“Reference Treasury Dealer” means a primary U.S. government securities dealer selected by the Company and reasonably acceptable to the Trustee.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption.  This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

As described in the Company Order and Officers’ Certificate, so long as this Note is outstanding, the Company is subject to the restrictive covenants and waivers described therein.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all series affected by such supplemental indentures or indentures at the time outstanding voting as one class, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series.  Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:___________________________
Treasurer
Attest:

By:___________________________
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated  December 3, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:___________________________
   Authorized Signatory
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________

________________________________________________________________

________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
________________________________________________________________
ASSIGNEE) the within Note and all rights thereunder, hereby
________________________________________________________________
irrevocably constituting and appointing such person attorney to
________________________________________________________________
transfer such Note on the books of the Issuer, with full
________________________________________________________________
power of substitution in the premises.

Dated:________________________                                                                           _________________________

NOTICE:
The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE:  Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

4(b) Exhibit 2

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.  Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

No.   R1

AMERICAN ELECTRIC POWER COMPANY, INC.
2.95% Senior Notes, Series F, due 2022

CUSIP:  025537 AG6                                                                                                                                                                         Original Issue Date:  December 3, 2012

Stated Maturity:  December 15, 2022                                                                                                                                                   Interest Rate:                      2.95%

Principal Amount:  $300,000,000

Redeemable:                  Yes     ☒      No  ☐
In Whole:                      Yes      ☒      No  ☐
In Part:                          Yes      ☒      No  ☐

AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year, commencing on June 15, 2013, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

If any Interest Payment Date, any redemption date or Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, with the same force and effect as if made on such date.  The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on the Stated Maturity or any redemption date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of May 1, 2001 duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association formed under the laws of the United States, as successor to The Bank of New York, as Trustee (herein referred to as the “Trustee”) (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the “Indenture”), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.  By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.  This Note is one of the series of Notes designated on the face hereof.

This Note may be redeemed by the Company at its option, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days’ previous notice given by mail to the registered owners of the Note.   At any time prior to September 15, 2022, this Note may be redeemed either as a whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Note being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Note being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus accrued interest thereon to the date of redemption.  At any time on or after September 15, 2022, this Note may be redeemed in whole or in part at 100% of the principal amount of the Note being redeemed, plus accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date for the Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the

Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Notes, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m.  Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

“Reference Treasury Dealer” means a primary U.S. government securities dealer selected by the Company and reasonably acceptable to the Trustee.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption.  This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

As described in the Company Order and Officers’ Certificate, so long as this Note is outstanding, the Company is subject to the restrictive covenants and waivers described therein.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all series affected by such supplemental indentures or indentures at the time outstanding voting as one class, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series.  Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:___________________________

Treasurer
Attest:

By:___________________________
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated  December 3, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:___________________________
   Authorized Signatory

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________

________________________________________________________________

________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
________________________________________________________________
ASSIGNEE) the within Note and all rights thereunder, hereby
________________________________________________________________
irrevocably constituting and appointing such person attorney to
________________________________________________________________
transfer such Note on the books of the Issuer, with full
________________________________________________________________
power of substitution in the premises.

Dated:________________________                                                                           _________________________

NOTICE:
The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE:  Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).